EXHIBIT 99.1

Versata Announces Preliminary First Quarter Financial Results and Management Change

     OAKLAND, Calif.--(BUSINESS WIRE)--Feb. 4, 2005--Versata, Inc. (NASDAQ:VATA), a provider of software and services that automate the development and ongoing management of data-intensive applications, today announced preliminary financial results for the first quarter ended January 31, 2005. The company also announced that Alan Baratz will step down as President and CEO and return to his former position as a member of Versata's board of directors. He has served as a board member since May 2003.
     First-quarter revenue is expected to be in the range of $2.2 to $2.4 million with software revenue in the range of $125,000 to $175,000. Versata's cash balance is expected to decrease by roughly $1.4 million to approximately $8.5 million. However, these are still preliminary estimates and actual results could differ materially when the company formally reports its financial performance for the first quarter on March 3, 2005.
     "There's no way to sugarcoat our financial results for this past quarter; they are disappointing," said Baratz. "But it's important for our investors to know that our focus last quarter was on the product and operational investments necessary to continue our growth in the coming quarters. We believe next quarter and beyond will be stronger as a result of the work we completed this past quarter and we are not changing our fiscal 2005 financial guidance at this time."
     "Today, as a result of Alan's leadership, Versata is well positioned to achieve long-term growth and sustainable market leadership," said Gary Morgenthaler, chairman of Versata. "Alan helped turn the company around at the most critical point in its history -- a task he didn't ask for when he joined the board, but accepted because the company was in need. We look forward to Alan's continued contributions as a member of the Versata board."

     Quarterly Conference Call

     Versata will formally report its financial results for the first quarter ended January 31, 2005 after the market close on Thursday, March 3, 2005. At that time, the company will also provide more details on its plans to fill the CEO position.

     About Versata

     Versata helps automate and simplify the building, maintenance and ongoing evolution of data-intensive applications, business processes and their data. These applications and processes typically access numerous data sources, incorporate multiple database tables and user interfaces, execute business transactions and can support thousands of users. The Versata solution effectively and efficiently replaces time intensive hand-coding efforts with simple, intuitive business rules and graphical process flow specification.
     Versata Global 2000 customers include Bank of America, B. T., CGI-AMS, Daimler/Chrysler, JP Morgan Chase & Co., Meridian Health Care Management and Union Bank of California. For more information, please visit http://www.versata.com, or call +1 (800) 984-7638 and +1 (510) 628-1000 for international calls.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements in this release include, statements regarding the company's expectations, beliefs, hopes, intentions or strategies including without limitation; preliminary estimates of revenue, cash balance and other financial items for the first quarter, ability to continue growth and achieve improved results next quarter and beyond, financial guidance, the company's expected date and time for announcing the results for the first quarter ended January 31, 2005. These statements are not guarantees of future performance and actual results could differ materially from company's current expectations. Factors that could cause or contribute to such differences include, but are not limited to: receipt of additional information impacting the company's first quarter results, further analysis of revenues and expenses for the first quarter, inability to meet our financial guidance, inability to timely deliver the planned product releases or include all of the planned components, unforeseen technical difficulties with the product releases, inability to effectively address management transition issues, and date and/or time for the announcement changing due to unforeseen factors and other risks detailed in the company's Annual Report filed on Form 10-K, registration statement and periodic reports filed with the Securities and Exchange Commission. As a result, actual results may vary, perhaps materially, from those contained in the forward-looking statements. All forward looking statements included in this press release are based upon information available to the company as of the date hereof, and the company does not assume any obligation to update such statements or the reasons why actual results could differ materially from those projected in such statements.
     Versata and the Versata logo are registered trademarks of Versata, Inc. in the United States and other countries.


     CONTACT: Versata
              Will Frederick, 510-628-1108